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Exhibit 99.4

Consent of Morgan Stanley & Co. Incorporated

        We hereby consent to the use in the Registration Statement of Crompton Corporation on Form S-4 and in the Joint Proxy Statement/Prospectus of Crompton Corporation and Great Lakes Chemical Corporation, which is part of the Registration Statement, of our opinion dated March 8, 2005 appearing as Appendix C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Opinions of Financial Advisors." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. INCORPORATED
	By:	/s/ BRIAN C. HEALY Brian C. Healy Executive Director
New York, New York May 20, 2005

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  Exhibit 99.4